EXHIBIT 99.1
GMX RESOURCES INC.
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.	Ken L. Kenworthy, Jr.
Executive V. P., CFO	President, CEO
405.600.0711 x316	405.600.0711 x311

GMX RESOURCES INC. Announces Common Stock Offering

Oklahoma City, Oklahoma, Friday, February 2, 2007 GMX RESOURCES INC., NASDAQ GM: ‘GMXR’; (visit www.gmxresources.com to view the most recent Company presentation and for more information on the Company) today announced an offering of common stock pursuant to its shelf registration statement at an offering price of $34.82 per share in which it will issue 2,000,000 shares of common stock. The financing is expected to close on or about February 7, 2007, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the transaction to fund its drilling program and for general corporate purposes. The net proceeds to the Company from the offering are expected to be approximately $65.5 million.

A.G. Edwards acted as placement agent for the offering, and Ferris, Baker Watts, Inc., Capital One Southcoast, Inc., First Albany Capital and Pickering Energy Partners acted as financial advisors.

A registration statement relating to these securities was filed with and has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement together with the accompanying prospectus can be obtained at the SEC's website at http://www.sec.gov or from A.G. Edwards at One North Jefferson, Saint Louis, Missouri 63103, (314) 955-3000

GMX RESOURCES INC. is a rapidly growing, E & P company with high quality unconventional gas resources, currently drilling wells in its Cotton Valley (CV) Gas Resource Play on the Sabine Uplift; Carthage North Field, East Texas, Panola & Harrison County, developing its Upper CV “Tight Gas Sands” and Lower CV Bossier “Gas Shales”, also containing Travis Peak/Hosston Sands & Pettit Sands and Limes. These key resource layers provide repeatable organic growth for the Company; Core Area 99% of NAV; 94% Natural Gas. Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 169 gross/ 97.12 net producing wells and operates 60% of its reserves. The Company's strategy is to develop its resource play with multiple rigs, increase production, grow its natural gas reserves and continue to build shareholder value.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the Company’s financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the Company’s properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company’s properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company’s ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company. Reference is made to the company’s reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.